EXHIBIT 10.8

HF FINANCIAL CORP.

EXCESS PENSION PLAN FOR EXECUTIVES
(as amended and restated effective January 1, 2009)

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		PAGE
Section 10.9	Regulatory and Other Guidance	17
Section 10.10	Discretion of Administrator	18
Section 10.11	Liability	18
Section 10.12	Section 409A of the Code	18

ARTICLE XI EXECUTION OF THE PLAN		18
Section 11.1	Execution of the Plan	18

iii

INTRODUCTION

Effective July 1, 1999, HF Financial Corp. (“Company”) established the HF Financial Corp. Excess Benefit Plan for Executives (“Plan”) as set forth herein. The purpose of the Plan is to provide additional incentive and retirement security through deferred compensation for the benefit of certain executive employees of the Company.

It is intended that the Plan constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees of the Company such that it is exempt from the provisions of Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as provided under Sections 201(2), 301(a)(3) and 401(a)(1) thereof.

The Plan was amended and restated effective January 1, 2005 and further amended and restated effective January 1, 2009, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE I
DEFINITIONS

As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:

Section 1.1     “Active Participant” shall mean, with respect to any Plan Year, a Participant who is not an Inactive Participant.

Section 1.2     “Administrator” shall mean the Company.

Section 1.3     “Adjustment” shall mean an amount equal to the net increase or decrease in the fair market value of an Investment Fund during a Plan Year or other period, exclusive of the effect of any contribution or credit for such year or other period. Such increases and decreases shall include such items as realized or unrealized investment gains or losses, investment income, and may include expenses of administering the Investment Funds, the Trust and the Plan.

Section 1.4     “Base Compensation” shall mean the base salary paid and earned by a Participant with respect to services performed as an employee of the Company or one of its affiliates and paid during a calendar year, irrespective of compensation reduction made by reason of the Participant’s participation in any employee benefit plan maintained by the Company under Code Section 401(k), 125 or 132(f) or under any nonqualified retirement plan maintained by the Company.

Section 1.5     “Beneficiary” shall mean the recipient or recipients last designated by the Participant in writing, on forms provided by the Administrator, who shall receive any benefit payable under the Plan upon the death of such Participant. If no such designation of Beneficiary has been received by the Administrator prior to the date of death of the Participant or in the event all such designated Beneficiaries shall fail to survive the Participant, any such benefit shall be payable in a lump sum to the estate of the Participant which shall be deemed to be his Beneficiary hereunder.

Section 1.6     “Board” shall mean the Board of Directors of the Company.

Section 1.7     “Change in Control” shall be deemed to have occurred if:

(i)        any one person or more than one person acting as a group acquires ownership of stock of the corporation that, together with the stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation or to cause a change in the effective control of the corporation.

(ii)       any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

(iii)      any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions; or

(iv)     A majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election.

(v)      This definition shall be interpreted in a manner consistent with Section 409A of the Code.

Section 1.8     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.9     “Company” shall mean HF Financial Corp., a Delaware corporation with principal offices located at Sioux Falls, South Dakota, its successors and assigns.

Section 1.10   “Company Credit” shall mean any amount of Company contribution credit made under Section 3.1 or 3.2.

Section 1.11   “Effective Date” shall mean the effective date of the restated Plan, which shall be January 1, 2009.

Section 1.12   “Employment” shall mean the employment relationship as a common law employee of the Company.

Section 1.13   “Entry Date” shall mean the first day of the Plan Year or first day of the calendar year in which Executive first meets the Eligibility requirements of Section 2.1.  Provided, however, that the Entry Date for a newly eligible Executive who makes an election under Section 3.4(b) shall be the date that the election becomes effective.

Section 1.14   “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.15   “Executive” shall mean any common law employee of the Company who is a President or Senior or Executive Vice President of the Company or one of its subsidiaries or any other senior manager selected for participation in the Plan.

Section 1.16   “Fiscal Year” shall mean the Company’s fiscal year, which is currently a 52 or 53-week period generally including the period from each July through the next June.

Section 1.17   “Fiscal Year Incentive” shall mean cash incentive awards and bonuses based on the financial performance of the Company or one of its affiliates during one or more Fiscal Years earned by a Participant with respect to services performed as an employee of the Company or one of its affiliates and otherwise scheduled to be paid within two and one-half (2½) months after a Fiscal Year, irrespective of compensation reduction made by reason of the Participant’s participation in any employee benefit plan maintained by the Company under Code Section 401(k), 125, or 132(f) or under any nonqualified retirement plan maintained by the Company.

Section 1.18   “Inactive Participant” shall mean a Participant who has a balance remaining in his Individual Account and who either (i) has incurred a Termination of Employment, or (ii) is a limited Participant under Section 2.3.

Section 1.19   “Individual Account” shall mean the total amount standing to the credit of a Participant under the Plan.

Section 1.20   “Investment Fund(s)” shall mean the investment fund(s) designated from time to time for the deemed investment of an Individual Account under Article IV.

Section 1.21   “Participant” shall mean an Executive who has become a Participant as provided under Article II.

Section 1.22   “Plan” shall mean the HF Financial Corp. Excess Pension Plan for Executives as contained herein and as amended from time to time.

Section 1.23   “Plan Year” shall mean the twelve (12) month period commencing July 1 and ending June 30.

Section 1.24   “Termination of Employment” means the Executive’s separation from service within the meaning of Section 409A of the Code for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence, to the extent set forth in Section 409A of the Code.

Section 1.25   “Trust” shall mean the trust, if any, associated with this Plan and all of its assets that are held by the Trustee thereunder.

Section 1.26   “Trust Agreement” shall mean the agreement, if any, entered into between the Company and the Trustee pursuant to Article VII and called the Rabbi Trust Under the Excess Pension Plan for Executives Sponsored by HF Financial Corp. and Deferred Compensation Agreements Entered Into by Home Federal Bank.

Section 1.27   “Trustee” shall mean the party or parties designated as such under the Trust Agreement.

Section 1.28   “Valuation Date” shall mean the last day of each Plan Year (the “Annual Valuation Date”), the last day of each calendar quarter, and such other date or dates during a Plan Year selected by the Administrator.

ARTICLE II
PLAN ELIGIBILITY AND PARTICIPATION

Section 2.1     Eligibility. Executives of the Company or an affiliated organization selected by the Board shall be eligible to participate in the Plan. An Executive shall remain eligible to participate in the Plan with respect to each Plan Year following his/her initial year of selection by the Board, unless removed as an eligible Executive with respect to a Plan Year (or Plan Years) by action of the Board in its sole discretion.

Section 2.2     Participation. An Executive shall become a Participant on the Entry Date next following his/her satisfaction of the Eligibility requirements under Section 2.1.

Section 2.3     Limited Participation. A Participant who without a Termination of Employment ceases having contribution credits made to his/her Individual Account by reason of his/her removal from eligibility to participate in the Plan by the Board) shall become a limited Participant hereunder until such time as such credits resume or s/he incurs a Termination of Employment. The Individual Account of a limited Participant shall continue to share in Adjustment credits under Article IV.

ARTICLE III
CONTRIBUTION CREDITS

Section 3.1     Company Credits: Defined Benefit Formula. A Participant’s Individual Account shall be credited with the difference between the annual benefit accrual credited to such Participant under the HF Financial Corp. Pension Plan (the “Pension Plan”) under its current cash balance formula and the amount that would have been credited to such Participant under the benefit formula in effect prior to July 1, 1999. However, if Participant is in the “Transition Group” as defined in the Pension Plan and accrues a benefit equal to the greater of the benefits under the pre-and post-July 1, 1999 formulas under the Pension Plan, the actual accrual for any Plan Year under the Pension Plan shall offset and reduce the amount of any contribution to be made under this Plan for the same Plan Year. Only Participants who hold the title of President or Executive or Senior Vice President of the Company or an affiliated organization as of June 30, 1999 and who were employed on July 1, 1999 are eligible for any contribution credit under this Section 3.1.

Section 3.2     Company Credits: Excess Compensation. The Company shall annually allocate to each Participant’s Individual Account under this Plan the amount of annual benefit accrual that did not accrue to the Participant under the Pension Plan for the Plan Year by reason of the limits imposed under Sections 401(a)(17) and 415 of the Code. The amount credited to such Participant’s individual account shall be the current lump sum cash value of the annual benefit accrual for the relevant Plan Year when converted according to the actuarial assumptions set forth in the Pension Plan.

Section 3.3     Company Credits: Discretionary Contributions. The Company may, but is not required, to allocate to any Participant’s Individual Account under the Plan any amount for the Plan Year. The amount of the allocation shall be the amount determined by the Board in its sole discretion. Such amount is not required to be uniform among the Participants, and the Company is permitted to make such Company allocations for some Participants and not for other Participants. Such Company allocations can be expressed as a fixed dollar amount; a percentage of compensation, Base Salary, or Fiscal Year Incentives; or as a matching contribution based on the deferrals made by the Participant.

Section 3.4     Salary Deferral Election.

(a)       General Rules. Except to the extent provided otherwise in subsection (c) below with respect to Fiscal Year Incentives, if a Participant is eligible to participate in this Plan for a Plan Year, the Participant may elect to defer payment up to 100% of his or her Base Salary to be earned for services to be performed during a calendar year by timely filing an executed deferral agreement. To be effective, a deferral agreement must be filed with the Company before the first day of the calendar year in which the Participant will be paid for any of the Compensation that is to be deferred; and the deferral agreement shall remain in effect for that calendar year.

(b)      Newly Eligible Participants. To the extent permissible under Section 409A of the Code, an Executive who first becomes eligible to participate in the Plan may make a deferral election with respect to Base Salary and Fiscal Year Incentives within 30 days after the date the Executive becomes eligible to participate in the Plan. Such election shall apply with respect to Base Salary to be paid after the date of the election and to a Fiscal Year Incentive accrued during and after the Plan Year in which the initial election is made, determined by multiplying the Fiscal Year Incentive by a fraction, the numerator of which is the number of days remaining in the performance period after the election and the denominator of which is the total number of days in the performance period. The election shall become irrevocable as of the date that it is made.

(c)       Fiscal Year Incentives. This subsection (c) is effective as of January 1, 2009. A Participant’s deferral agreement may include an election to defer payment of up to 100% of a Fiscal Year Incentive, by filing an executed deferral agreement with the Company before the first day of the Fiscal Year in which the Participant will begin to earn the Fiscal Year Incentive. The deferral agreement shall remain in effect with respect to that Fiscal Year Incentive only until the Fiscal Year Incentive is earned, forfeited or the performance period expires without the Fiscal Year Incentive having been earned. Separate elections may be made with respect to each Fiscal Year Incentive for which the Participant is eligible. Provided, however, that for Fiscal Year Incentives earned during the fiscal year ending June 30, 2009, a Participant may also make a deferral election on or before December 31, 2008, but only to the extent that the Fiscal Year Incentive also meets the definition of performance-based compensation otherwise permitted to be deferred pursuant to an election made six months before the end of the performance period under Section 409A of the Code.

ARTICLE IV
INDIVIDUAL ACCOUNTS

Section 4.1     Individual Accounts. The Administrator shall establish and maintain an Individual Account in the name of each Participant, to which the Administrator shall make the credits set forth in Article III and in the following Sections of this Article IV. The Individual Accounts of Inactive Participants shall be maintained in the same manner as those of Active Participants.

Section 4.2     Credit of Investment Fund Adjustment. As of each Valuation Date, the Administrator shall determine the Adjustment of each Investment Fund for the period elapsed since the preceding Valuation Date by adding together all income received and accrued, realized and unrealized profits, and deducting therefrom all taxes, charges or expenses and any realized or unrealized losses which may have been sustained. Such Adjustment shall be credited as of the Valuation Date to the Individual Account of each Participant (including any Inactive Participant) for whom a balance is maintained with reference to such Investment Fund for his Individual Account. The Adjustment shall be allocated to the Individual Account of each such Participant in the same proportion that (i) the value of the Participant’s Individual Account as of the preceding Valuation Date (or current Valuation Date in the case of the Participant’s first Valuation Date) with reference to such Investment Fund, increased by Company contributions credited since such Valuation Date and decreased by any distributions occurring since such prior Valuation Date, bears to (ii) the total value of all Individual Account balances as of such prior Valuation Date with reference to such Investment Fund, increased by Company contributions credited and decreased by all such distributions. Distributions made pursuant to Article V and Article VI shall not share in the credit of Adjustment under this Section.

Any of the foregoing to the contrary notwithstanding, if and to the extent that shares and/or other assets are specifically allocated to an Individual Account, all dividends and capital gain distributions with regard to such shares and other assets, and any other income, gains and/or losses attributable thereto, shall be directly allocated to such Individual Account.

Section 4.3     Designation of Investment Funds. In its sole discretion, the Administrator may from time to time designate multiple Investment Funds among which a Participant may choose in accordance with this Section. Such Investment Funds shall be designated without necessity of amendment to this Plan or the Trust and shall have the investment objectives prescribed by the Administrator. In like manner, the Administrator may add or delete a designated Investment Fund at any time. Any such addition or deletion of a designated Investment Fund shall be communicated to all Participants.

(a)       Participant Elections as to Deemed Investment. To the extent that the Administrator designates multiple Investment Funds for purposes of the Plan, each Participant shall be allowed to choose the Investment Fund(s) in which his/her Individual Account shall be deemed to be invested (“deemed Investment Fund(s)”), in accordance with this Section.

(b)      Initial Investment Election. A Participant’s choice of deemed Investment Fund(s) shall be the sole responsibility of the Participant. At the time an Executive becomes a Participant s/he may make an election of deemed Investment Fund(s) which will apply to his/her Individual Account in its entirety. Such election and the elections described in paragraphs (c) and (d) below shall be made in such increments as are prescribed by the Administrator.

(c)       Revised Elections Regarding Investment: In General. A Participant may elect to change his/her election of deemed Investment Funds. Except as otherwise specifically provided in this Section, such changes may not be made more frequently than may be determined by the Administrator in its discretion from time to time and communicated to Participants, nor effective as of dates other than may be established by the Administrator for such purpose. Such changes shall be limited to deemed investment directions involving the Investment Fund(s) described or referred to in this Section which are available to Participants on and after the effective date of such revised election. A Participant’s election to change his or her election of deemed Investment Funds must be made at least thirty (30) days prior to its effective date, or within such shorter notice period as the Administrator may permit in its sole discretion. Any such revised election shall direct the deemed investment of the entire existing Individual Account balance of the electing Participant as of the effective date of such election, except to the extent the Administrator may permit otherwise in accordance with paragraph (d) below. Any such elections shall conform with the restrictions under federal securities laws against insider trading.

(d)      Revised Elections Regarding Deemed Investment of Existing Individual Account Balances. If and to the extent the Administrator determines to so permit from time to time, a Participant may elect to redirect the deemed investment of his or her existing Individual Account balance independently of any deemed investment election with respect to future credits to his Individual Account. Any such election shall be made through such procedures as the Administrator may establish from time to time for such purpose. Any such election must be made at least thirty (30) days prior to its effective date, or within such shorter notice period as the Administrator may permit in its sole discretion. Any such election must direct the deemed investment of the Participant’s entire existing Individual Account balance determined as of the effective date of such election.

(e)       Default Provision. In the event a Participant fails to properly direct or redirect the deemed investment of his or her Individual Account in accordance with the foregoing, the Participant’s directions shall be implemented to the extent consistent with the foregoing and the remainder of his or her Individual Account or future credits, as applicable, shall be deemed fully invested in such default fund as may be established from time to time by the Administrator in its sole discretion.

Section 4.4     Equitable and Alternative Procedures. The Administrator shall establish regular procedures for the purpose of making the credits, allocations, valuations and adjustments to Individual Accounts provided for in this Article IV. Should the Administrator determine that the strict application of its procedures will not result in an equitable result among the Individual Accounts, it may modify its procedures for the purpose of achieving an equitable result in accordance with the principles of the Plan and the provisions of this Article.

In addition to the foregoing and not by way of limitation, the Administrator may adopt such alternative methods of determining and crediting Adjustment under Section 4.2 as may be appropriate to the characteristics (whether administrative, investment or otherwise) of any or all of the deemed Investment Funds.

ARTICLE V
BENEFITS

Section 5.1     Entitlement to Benefits. Except as otherwise provided below, a Participant shall be entitled to payment of a benefit equal to the value of his/her entire vested Individual Account at such time as s/he elects under Section 6.2. A Participant shall at all times be 100% vested in the portion of his/her Individual Account attributable to salary deferral contributions pursuant to Section 3.3 hereof. With respect to contributions made by the Company pursuant to Sections 3.1, 3.2 or 3.3, a Participant shall be vested upon completion of five years of vesting service as determined under the Pension Plan, with a Participant being credited with years of service earned prior to the establishment of this Plan.

Section 5.2     Death Benefit. In the event of the Termination of Employment of a Participant (or limited Participant under Section 2.3) by reason of his/her death, his/her Beneficiary thereupon shall be entitled to a benefit equal to the remaining value of his/her entire Individual Account.

Section 5.3     Change in Control. In the event of a Change in Control, each Participant thereupon shall become 100% vested in his/her Account and shall be entitled to payment of a benefit equal to the value of his/her entire Individual Account.

Section 5.4     Unforeseen Emergencies. Notwithstanding any other provision of the Plan, in the event a Participant suffers an Unforeseeable Emergency within the contemplation of this Section, such Participant may apply to the Administrator for a distribution of any vested portion of his/her Individual Account prior to the time it would otherwise be payable under the Plan.

For purposes of this Section 5.4, an Unforeseen Emergency shall mean the Executive’s severe financial hardship resulting from an unforeseeable emergency such as (1) an illness or accident of the Executive or the Executive’s spouse or dependent, (2) the loss of the Executive’s property because of casualty, or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive, as determined by the Administrator. The determination of whether a Participant has a qualifying Unforeseen Emergency and the amount which qualifies for distribution, if any, shall be made by the Administrator in its sole discretion. The Administrator’s determination shall be final, binding and conclusive. The Administrator may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate. If the Executive receives a distribution on account of an Unforeseen Emergency or on account of any other hardship, the Executive’s Salary Deferral Election shall be terminated. The Executive’s salary deferral election cannot again be filed until the beginning of the calendar year following the year in which the cessation of deferrals occur and only if the Executive files a subsequent signed salary deferral election form with the Company before the beginning of that calendar year.

ARTICLE VI
PAYMENT OF BENEFITS

Section 6.1     Payment of Benefits.

(a)       Valuation of Benefit. The determination as to the value of an Individual Account with respect to any benefit hereunder to which a Participant or Beneficiary shall have become entitled under Article II shall be made as of the Valuation Date coincident with or next preceding its date of distribution. The Administrator shall maintain such accounting as shall be necessary to accommodate the independent elections of time and form of benefit payment under this Article.

(b)      General Conditions.

(i)      Any payment made in accordance with the provisions of the Plan to a Participant or Beneficiary, or to his/her legal representative, shall, to the extent of the method of computation as well as the amount thereof, constitute full satisfaction of claims hereunder against the Trustee, the Administrator and the Company, any of whom may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor.

(ii)     Participants and Beneficiaries shall only be entitled to receive payment of the vested portion of an Individual Account. Vesting shall be determined in accordance with Section 5.1 hereof and under the vesting terms and provisions of the Pension Plan, which terms and provisions are incorporated herein by reference.

Section 6.2     Time of Payment. Benefits under the Plan shall be paid on the first day of the month following the sixth month anniversary of the Executive’s Termination of Employment. Any of the foregoing to the contrary notwithstanding, benefits payable by reason of a Change in Control under Section 5.3 shall be paid on the thirtieth (30) day following the Change in Control.

Section 6.3     Form of Benefit Payment. Benefits under the Plan shall be paid to the Participant in a single lump sum payment.

Section 6.4     Death Benefit. In the event a Participant’s benefit becomes payable by reason of his death under Section 5.3, it shall be paid to his Beneficiary in cash in a single lump sum on the sixtieth (60) day following the Participant’s death.

ARTICLE VII
THE TRUST

Section 7.1     Establishment of Trust. In its sole discretion, the Company may establish the Trust as a source of funds to assist it in the meeting of its liabilities under the Plan. The Trust shall be intended to be a “grantor trust,” of which the Company is the grantor, within the meaning of subpart E, part I, Subchapter I, Chapter 1, subtitle A of the Code. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and Beneficiaries and general creditors of the

Company. Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and the Trust shall be mere unsecured contractual rights of Participants and Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of “insolvency” as defined under the Trust Agreement. It is intended that the Plan and Trust not create taxable income to any Participant or Beneficiary prior to the actual payment of benefits hereunder.

Section 7.2       Payments by Trustee. The Trustee shall pay the benefit attributable to the Individual Account of each Participant at such time and in such manner as provided under Articles V and VI, at the direction of the Administrator and in accordance with the terms of the Trust Agreement; provided, however, payments by the Trustee shall be made only to the extent of amounts which are deposited to the Trust and Adjustments with respect thereto. Payments by the Trustee hereunder shall apply to satisfy the obligation of the Company to pay benefits under the Plan.

ARTICLE VIII
PLAN ADMINISTRATION

Section 8.1       Authority of Administrator. The Administrator shall administer, construe and interpret the Plan, in its sole discretion. The construction and interpretation of any provision of the Plan by the Administrator shall be final and binding upon all persons. The authority of the Administrator shall specifically include, but not be limited to the determination of the following, in accordance with the Plan:

(a)                    The amount of contribution credits allocable to any one or all of the Individual Accounts;

(b)                   The time and manner of Individual Account payment;

(c)                    The forfeiture of a portion of an Individual Account;

(d)                   The Adjustment credits allocable to an Individual Account; and

(e)                    The resolution of any issue regarding the entitlement of any individual to the payment of any benefit under the Plan.

Section 8.2       Delegation. The Administrator and/or the Board may, in their sole discretion, delegate any of their duties under the Plan to an officer or employee (or committee thereof) of the Company, who shall serve in such capacity at their pleasure; provided, however, any delegation hereunder shall be limited such that an individual may not exercise any discretionary authority which may affect his interest as a Participant.

Section 8.3       Records and Rules. The Administrator shall keep written records sufficient to reflect the identity of Participants and Individual Account balances. It shall adopt such rules as it shall deem reasonable and appropriate to the administration of the Plan.

Section 8.4       Claims Procedure.

(a)                    Initial Claim for Benefits. The following shall apply with respect to claims of the Executive for benefits. The Company shall give notice to the Executive within 90 days of the Executive’s written application for benefits of the Executive’s eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Executive is not eligible for benefits or full benefits, the notice shall set forth (i) the specific reasons for such denial, (ii) a specific reference to the provision of the Agreement on which the denial is based, (iii) a description of any additional information or material necessary for the Executive to perfect the claim, and a description of why it is needed, and (iv) an explanation of the Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Executive wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall give notice to the Executive of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

(b)                   Appeal of Claim Denial. If the Executive is determined by the Company under subsection (a) above to be not eligible for benefits, or if the Executive believes that the Executive is entitled to greater or different benefits, the Executive shall have the opportunity to have the claim reviewed by filing a petition for review within 60 days after the Executive has been given the notice issued by the Company. The petition shall be filed with the Company. A petition shall state the specific reasons the Executive believes that the Executive is entitled to benefits or greater or different benefits. Within 60 days after the petition has been filed, the Company shall afford the Executive an opportunity to present the Executive’s position to the Company, in writing, and the Executive shall have the right to review pertinent documents. The Company shall give notice to the Executive of its decision in writing within said 60-day period, stating specifically the basis of the decision written in a manner calculated to be understood by the Executive and the specific provisions of the Agreement on which the decision is based. If because of special circumstances, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Company but notice of this deferral shall be given to the Executive.

(c)                    Deadline to File Claim. To be considered timely under the claims procedures, a claim must be filed under subsection (a) above within one year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. Knowledge of all facts that the Executive knew or reasonably should have known shall be imputed to the claimant for the purpose of applying this deadline.

(d)                   Exhaustion of Administrative Remedies. The exhaustion of the claims procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (i) No claimant shall be permitted to commence any legal action to recover benefits or to enforce or clarify rights under the Agreement under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims procedures have been exhausted in their entirety; and (ii) In any such legal action all explicit and all implicit determinations by the Company and Company officials (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(e)                    Deadline to File Legal Action. No legal action to recover benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of: (i) 30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (ii) six months after the claimant has exhausted the claims procedure under this Plan. Knowledge of all facts that the Executive knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Executive or otherwise claims to derive an entitlement by reference to the Executive for the purpose of applying the previously specified periods.

(f)                      Company Discretion; Court Review. The Company and all persons determining or reviewing claims have full discretion to determine benefit claims under the Plan. Any interpretation, determination or other action of such persons shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.

Section 8.5       Legal Incompetence. If any Participant or Beneficiary is a minor, or is in the judgment of the Administrator otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him or her hereunder, the Administrator may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct the Trustee that payment be made to such person’s spouse, child, parent, brother or sister, or other person deemed by the Administrator to be a proper person to receive such payment. Any payment so made shall be a complete discharge of any liability under the Plan for such payment.

Section 8.6       Correction of Errors. If any change in records or error results in any Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Administrator, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

ARTICLE IX
PLAN AMENDMENT, TERMINATION AND
DISCONTINUANCE OF CONTRIBUTIONS

Section 9.1       Amendment of Plan. The Board shall have the right at any time to modify, alter or amend the Plan in whole or in part; provided, however, that no amendment shall have the effect of causing or permitting any part of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries and general creditors of the Company and no amendment shall have the effect of revesting in the Company any portion of the Trust, except as may be otherwise provided under the terms of the Trust Agreement. Similarly, no amendment shall have the effect of reducing a Participant’s benefit accrued to the date of the amendment or the nonforfeitable percentage thereof under Article V.

No amendment shall operate to increase the duties and responsibilities of the Trustee except by written instrument duly executed by and between the Employer and the Trustee.

Section 9.2       Termination of Plan or Discontinuance of Contribution Credits. Although the Company expects the Plan to be continued indefinitely, it reserves the right to terminate the Plan at any time by action of the Board at its sole discretion. In similar fashion, it may discontinue some or all contribution credits from time to time as it shall deem appropriate and necessary, but such suspension of contribution credits shall not be considered to be a termination of the Plan. In the event of termination of the Plan or a discontinuance of contribution credits, the Company shall notify the Trustee and all Participants in writing of such action.

Section 9.3       Distribution upon Complete Termination and Administration Following Discontinuance of All Contribution Credits. Upon termination of the Plan, benefits equal to the current value of all Individual Accounts shall become fully vested.

To the extent consistent with Section 409A of the Code, distribution shall be payable in a lump sum on the day following the one year anniversary of the Plan’s termination. The Administrator shall cause a valuation of the deemed Investment Funds to be made as of the date such assets are reduced to cash, at which time the balances of Individual Accounts shall be brought up to date in accordance with Article IV. Upon completion of such accounting and receipt from the Administrator of directions as to the form of distributions, the Trustee shall distribute the assets of the Trust to the Participants or Beneficiaries, as the case may be, in accordance with such directions and the provisions of Article VI; provided, however, such distributions shall not exceed the total value of all benefits payable under this Section 9.3; provided further, however, to the extent such assets shall exceed such benefits, that excess shall be returned by the Trustee to the Company. If and to the extent such assets shall be less than the total value of such benefits, the balance shall be paid directly by the Company to the Participants or Beneficiaries.

In the event of a discontinuance of all contribution credits, the Trust and Plan shall continue to be held and administered in accordance with their terms until such time as the Plan shall be terminated.

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1     Employment and Other Rights. No provision of the Plan shall be deemed to abridge or limit any managerial right of the Company, or to give any employee or Participant the right to be retained in Employment, or to interfere with the right of the Company to discharge any such employee or Participant at any time with or without cause regardless of the effect which such discharge may have on such Participant. By the act of participation in the Plan, each Participant, as well as the Participant’s heirs, assigns and Beneficiary, shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan. The Plan does not create any rights of any Participant, Executive or Beneficiary or any obligations on the part of the Company other than those set forth herein. The benefits payable under the Plan shall be independent of, and in addition to, any other agreements that may exist from time to time concerning any other compensation or benefits payable by the Company; provided, however, all amounts paid or payable to a Participant (or Beneficiary) under the Plan shall be excluded for purposes of calculating the benefit or other entitlement of any person under any other employee benefit or compensation plan, program, practice or policy maintained by the Company.

Section 10.2     Nonalienation of Benefits. Except as otherwise provided by law, no benefit, payment or distribution under the Plan shall be subject either to the claim of any creditor of a Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under the Plan. The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

In the event that any Participant’s or Beneficiary’s benefits are garnished or attached by order of any court, the Company may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

Section 10.3     Withholding and Deductions. All payments made by the Company and/or Trustee under the Plan to any Participant or Beneficiary shall be subject to applicable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to a Beneficiary, the delivery to the Administrator and/or Trustee of all necessary waivers, qualifications and other documentation. Determinations by the Administrator and/or Trustee as to withholding with respect thereto shall be binding on the Participant and any Beneficiary(ies).

Section 10.4     Construction. In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate.

Section 10.5     Controlling Law. The law of the State of South Dakota shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 10.6     Effect of Invalidity of Provision. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

Section 10.7     Inurement. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and any Beneficiary, their successors, heirs, executors, administrators and beneficiaries.

Section 10.8     Nature of Participant and Beneficiary Rights. The Plan and Trust shall at all times constitute an unsecured promise of the Company to pay benefits under the Plan as they come due. The right of a Participant or Beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Pursuant to the terms of the Trust Agreement, a Participant or Beneficiary shall have no claim against or rights in any specific assets of the Company and all assets of the Trust shall be deemed general assets of the Company.

Section 10.9     Regulatory and Other Guidance. Notwithstanding any other provision of the Plan, to the extent the Secretary of Treasury and/or Labor issues Regulations or other guidance with respect to the operation of plans such as the Plan, and such Regulations or other guidance afford discretion to the Company not specifically addressed herein, then such discretion shall be deemed to be implicit in the provisions of the Plan and the Plan may be construed and operated accordingly.

Section 10.10   Discretion of Administrator. The Administrator shall have the sole and absolute discretion to take or forego such actions as may be necessary or appropriate for the administration of the Plan, including such actions as are described in Article VIII hereof. The exercise of such discretion shall not be subject to question or review by any person, unless such exercise was arbitrary and capricious on the part of the Administrator.

Section 10.11   Liability. No member of the Board or any committee thereof shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent or employee of the Company or of any such body, nor, except in circumstances involving his/her bad faith, for anything done or omitted to be done by himself/herself.

Section 10.12   Section 409A of the Code. This Plan shall be construed to avoid the excise tax and penalties described in Section 409A of the Code. This Plan shall be interpreted in a manner consistent with that intent.

ARTICLE XI
EXECUTION OF THE PLAN

Section 11.1     Execution of the Plan. This document may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Plan to be signed by its duly authorized officer and adopted this 31st day of December, 2008, effective as of January 1, 2009.

HF FINANCIAL CORP.

By:	/s/ Curtis L. Hage

Title:	Chairman, President & CEO